Exhibit 10.1
TENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 18, 2015 (this “Amendment No. 10”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent” as hereinafter further defined), BlueLinx Corporation, a Georgia corporation, successor by merger to the merger of BlueLinx Services Inc., a Georgia corporation, with and into BlueLinx Corporation with BlueLinx Corporation as the surviving corporation of such merger (“BlueLinx”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H:
WHEREAS, Agent, the parties to the Loan Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011, Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of June 28, 2013, Seventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 14, 2014, Eighth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 8, 2014, and Ninth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 14, 2014 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);
WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders (a) extend the Final Maturity Date, (b) extend the Tranche A Loan Maturity Date and (b) enter into certain other amendments to the Loan Agreement;

WHEREAS, the parties hereto desire to enter into this Amendment No. 10 to evidence and effectuate such amendments under the Loan Agreement, in each case subject to the terms and conditions and to the extent set forth herein;
NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendments.
1.1    Additional Definitions. As used herein or in the Loan Agreement or in any of the other Financing Agreements, the following terms shall have the meaning set forth below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:
(a)    “Additional Investments” shall mean investments in, or cash proceeds received by, Borrowers (either directly or indirectly through Guarantors) in the form of loans, equity (including, without limitation, net cash proceeds from capital contributions), or net cash proceeds from non-recurring cash income which was not received in the normal course of operation of the business of Borrowers and Guarantors (including, without limitation, net cash proceeds from sales of real estate and judgments, awards, claims or settlements received in connection with litigation); provided, that, any such investment shall either be on terms and conditions permitted hereby or, if such Additional Investment is not permitted by the terms hereof, then such Additional Investment shall be consented to by Agent and the requisite Lenders in accordance with Section 11.3 hereof.
“Amendment No. 10” shall mean the Tenth Amendment to Amended and Restated Loan and Security Agreement, dated as of February 18, 2015, by and among Agent, Borrowers, Guarantors and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Mortgage Refinancing” shall have the meaning set forth in Section 9.23(a) hereof.
1.2    Amendments to Definitions.
(a)    All references to “Affiliate Lease” in the Loan Agreement and other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Affiliate Lease” shall mean that certain Amended and Restated Master Lease Agreement, dated as of June 9, 2006, by and among BlueLinx, ABP AL (MIDFIELD) LLC, a Delaware limited liability company, and the other Affiliates of Parent party thereto.

(b)    All references to the term “Final Maturity Date” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Final Maturity Date” shall mean April 15, 2017.
(c)    All references to the term “Interest Rate” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Interest Rate” shall mean,
(a) Subject to clause (b) of this definition below:
(i) as to Prime Rate Loans consisting of Loans other than Tranche A Loans, a per annum rate equal to the then Applicable Margin for Prime Rate Loans plus the Prime Rate;
(ii) as to Eurodollar Rate Loans consisting of Loans other than Tranche A Loans, a per annum rate equal to the then Applicable Margin for Eurodollar Rate Loans plus the Eurodollar Rate;
(iii) from March 14, 2014 through and including March 31, 2015, (A) as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus three and three-quarters (3.75%) percent, and (B) as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus five and one-quarter (5.25%) percent;
(iv) from April 1, 2015 through and including June 30, 2015, (A) as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus four (4.00%) percent, and (B) as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus five and one-half (5.50%) percent;
(v) from July 1, 2015 through and including September 30, 2015, (A) as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus four and one-quarter (4.25%) percent, and (B) as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus five and three-quarters (5.75%) percent;
(vi) from October 1, 2015 through and including December 31, 2015, (A) as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus four and one-half (4.50%) percent, and (B) as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus six (6.00%) percent;

(vii) from January 1, 2016 and at all times thereafter, (A) as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus four and three-quarters (4.75%) percent, and (B) as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus six and one-quarter (6.25%) percent.
(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, (i) the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans in the immediately preceding clause (a)(i) and for Eurodollar Rate Loans in the immediately preceding clause (a)(ii) shall be the percentage set forth in the definition of the term Applicable Margin for each category of Loans that is then applicable plus two (2%) percent per annum and (ii) the Interest Rate for Prime Rate Loans in subclauses (A) of the immediately preceding clauses (a)(iii) through (a)(vii) and for Eurodollar Rate Loans in subclauses (B) of the immediately preceding clauses (a)(iii) through (a)(vii) shall be the percentage set forth in each such clause for such Tranche A Loans plus two (2%) percent per annum, at Agent’s option, either (1) for the period (I) on and after the date of termination or non-renewal hereof until such time as all Obligations are finally paid and satisfied in full in immediately available funds, or (II) from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing or (2) on Revolving Loans at any time in the aggregate in excess of the Borrowing Base or any other limitation with respect thereto provided for herein (in each case whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default), it being understood that the Agent may elect to increase the Interest Rate under this clause (b) by no more than two (2%) percent even if the events described in each of subclauses (1) and (2) above have occurred.
(d)    All references to the term “Permitted Acquisitions” in the Loan Agreement and the other Financing Agreements shall be deemed and such reference is hereby amended by replacing clause (c) of such definition with the following:
“(c) either (i) both before and after giving effect to such proposed Acquisition, (A) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.20 to 1.0 and (B) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.10 to 1.0; provided, however, if Modified Adjusted Excess Availability is greater than $120,000,000 at all times for the thirty (30) day period prior to the closing date for such Acquisition, and on the closing date for such Acquisition after giving effect to such proposed Acquisition, Borrowers’ Fixed Charge Coverage Ratio may be calculated, for purposes of this clause (c) only, without giving effect to (A) any Capital Expenditures incurred by any Borrower which are otherwise permitted to be incurred by such Borrower under the terms of this Agreement, (B) any dividends to Parent which are otherwise permitted to be made by BlueLinx under the terms of this Agreement, and (C) any payment by BlueLinx to Parent of any Mortgage Proceeds

Investment in accordance with Section 9.11(f) hereof; or (ii) (A) Agent shall have received (1) the most recent annual and interim financial statements with respect to the acquired Person (in the case of a Stock Acquisition) or the acquired business (in the case of an Asset Acquisition) and related statements of income and cash flows showing positive EBITDA of such acquired Person or acquired business (for purposes of this clause (c)(ii), EBITDA shall be calculated in accordance with Section 1 but substituting each reference to the Borrowers and their Subsidiaries in the definitions of “EBITDA” and “Net Income” with the acquired Person and its Subsidiaries (or in the case of an Asset Acquisition, the acquired business)) for the immediately preceding twelve (12) months, as applicable, and (2) due diligence undertaken by Borrowers or third parties in connection with such proposed acquisition supporting such calculation of EBITDA, to the extent the same can be provided without violation of any applicable confidentiality restrictions, in form and substance reasonably satisfactory to Agent, and (B) Borrowers shall have Modified Adjusted Excess Availability, determined on a pro forma basis, in an amount equal to or greater than $150,000,000 immediately after giving effect to the consummation of the proposed acquisition and at all times for the thirty (30) day period prior to the closing date for such Acquisition.”
(e)    All references to the term “Tranche A Loan Limit” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Tranche A Loan Limit” shall mean (a) from March 14, 2014 through and including March 31, 2016, $20,000,000, (b) from April 1, 2016 through and including April 30, 2016, $18,000,000, (c) from May 1, 2016 through and including May 31, 2016, $16,000,000, (d) from June 1, 2016 through and including June 30, 2016, $14,000,000, and (e) after June 30, 2016, $-0-; provided, that, (i) on and after giving effect to each such reduction in the immediately preceding clauses (b) through (e), Excess Availability shall be not less than $50,000,000, and (ii) on and after giving effect to such payment or prepayment, no Event of Default shall exist or have occurred and be continuing.
(f)    All references to the term “Tranche A Loan Maturity Date” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Tranche A Loan Maturity Date” shall mean June 30, 2016 or earlier in accordance with the terms and conditions hereof.
1.3    Amendment to Titles.
(a)    All references to the term “Bookrunners” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:
“Bookrunners” shall mean Wells Fargo Capital Finance, LLC, Bank of America, N.A. and Regions Bank.

(b)    All references to the term “Sole Lead Arranger” in the Loan Agreement and the other Financing Agreements are hereby redesignated “Joint Lead Arrangers” shall be deemed and each such reference is hereby replaced with the following:
“Joint Lead Arrangers” shall mean Wells Fargo Capital Finance, LLC and Bank of America, N.A.
1.4    Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.
Section 2.    Amendments to Loan Agreement.
2.1    Tranche A Loans. The reference to “Maturity Date” in Section 2.1(d) of the Loan Agreement is hereby changed to “Final Maturity Date”.
2.2    Indebtedness.
(c)    Section 9.9(j) of the Loan Agreement is hereby replaced with the following:
“(j) to the extent subject to the intercompany subordination agreement described in Section 4.1(i) and otherwise permitted under Section 9.10 hereof: (i) Indebtedness of any Borrower or any Guarantor or any of their respective Subsidiaries at any time owing to any other Subsidiary or any Borrower or any Guarantor and (ii) Indebtedness of BlueLinx at any time owing to Parent (other than Indebtedness permitted under Section 9.9(q) hereof); provided, that, BlueLinx shall not make any payments in respect thereof (whether characterized as principal, interest or otherwise) unless both immediately before and after giving effect to any such payment each of the following conditions is satisfied: (A) Modified Adjusted Excess Availability shall be equal to or greater than $70,000,000; (B) no Default or Event of Default shall have occurred and be continuing or would result from such payment; (C) (1) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.20 to 1.0 and (2) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.10 to 1.0; (D) Administrative Borrower shall have provided Agent with at least ten (10) Business Days prior written notice of any such payment; and (E) prior to the making of any such payment, Agent shall have received Borrowers’ unaudited internally prepared financial statements for the month immediately preceding the date of such payment, accompanied by a certificate of Administrative Borrower’s chief financial officer as to Borrowers’ compliance with the terms of this Section 9.9(j)(ii) together with such supporting documentation therefor as Agent may reasonably request, except, that, the condition to any payment set forth in clause (C) above (and, with respect to clause (1) below, the conditions set forth in clauses (D) and (E) above) need not be satisfied in respect of any payment of Indebtedness made on and after the Amendment No. 2 Effective Date so long as such payment: (1) is in respect of Indebtedness attributable to general operating expenses incurred by Parent on behalf of BlueLinx and its Subsidiaries; provided, that, all such payments permitted to be made pursuant to this clause (1) (together with any dividends paid during such fiscal year of BlueLinx pursuant to Section 9.11(d)(ii)) shall not exceed $6,000,000 in the aggregate in any fiscal year of BlueLinx; (2) is in an aggregate amount not to exceed $15,000,000 during the term of the Agreement; provided, that, an amount equal to one hundred (100%) percent of the amount of each such payment of Indebtedness is contemporaneously used by Parent (or a Subsidiary of Parent that is not a Borrower or Guarantor) to purchase real property (in an arm’s length transaction and for a purchase price not in excess of the fair market value of such real property) to be used by Borrowers and Guarantors; or (3) is contemporaneously used by Parent to make a regularly scheduled payment of principal under the Mortgage Loan Agreement; provided, that, the amount of any such payment shall not exceed the amount for such regularly scheduled payment set forth on Schedule 9.9(j) attached to Amendment No. 5 (as such Schedule may be amended in writing by Administrative Borrower to reduce the amount of any such regularly scheduled payments).”
(d)    Section 9.9(q) of the Loan Agreement is hereby replaced with the following:
“(q) any Indebtedness of BlueLinx consisting of a Mortgage Proceeds Investment; provided, that, BlueLinx shall not make any repayments with respect thereto unless: (i) Modified Adjusted Excess Availability after giving effect to any such repayment is equal to or greater than $120,000,000; (b) both before and after giving effect to any such repayment, (1) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.20 to 1.0 and (2) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.10 to 1.0 (for purposes of this Section 9.9(q) only, the Fixed Charge Coverage Ratio shall be calculated by excluding the amount of any such repayment and by adjusting the interest component of the calculation to include any interest payments which would have been made by the Borrowers had the amount of Mortgage Proceeds Investment which is being repaid never been loaned to the BlueLinx); (c) Administrative Borrower shall have provided Agent with at least ten (10) Business Days prior written notice of any such repayment; (d) no Default or Event of Default shall have occurred and be continuing or would result from such repayment; and (e) prior to the making of any such repayment, Agent shall have received Borrowers’ unaudited internally prepared financial statements for the month immediately preceding the date of such prepayment, accompanied by a certificate of Administrative Borrower’s chief financial officer as to Borrowers’ compliance with the terms of this Section 9.9(q) together with such supporting documentation therefor as Agent may reasonably request;”
2.3    Loans, Investments, Etc. Sections 9.11(e) and (f) of the Loan Agreement are hereby replaced with the following:

“(e) commencing at the conclusion of BlueLinx’s fiscal year ending 2004, BlueLinx may pay dividends to Parent in an aggregate amount not to exceed the sum of (x) 50% of BlueLinx’s cumulative Net Income earned since the Original Closing Date; (y) 50% of the first $100,000,000 of capital contributions made by Parent to BlueLinx after October 26, 2004; and (z) 100% of each capital contribution made by Parent to BlueLinx after such first $100,000,000 of capital contributions so long as: (i) BlueLinx does not pay dividends to Parent in excess of $25,000,000 in the aggregate in any fiscal year of BlueLinx; (ii) no Default or Event of Default exists at the time of any such dividend or would occur after giving effect thereto; (iii) both immediately before and after giving effect to the payment of any such dividends, (A) Modified Adjusted Excess Availability shall be at least $70,000,000 and (B) (1) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.20 to 1.0 and (2) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, Borrowers’ Fixed Charge Coverage Ratio shall be not less than 1.10 to 1.0; except, that, the condition to the payment of such dividends set forth in this clause (iii) need not be satisfied in respect of dividends in an aggregate amount of up to $15,000,000 so long as both for each of the thirty (30) days immediately preceding any such payment and immediately after giving effect to any such payment, Modified Adjusted Excess Availability shall be at least $100,000,000, (iv) prior to the making of any such dividend, Agent shall have received BlueLinx’s unaudited internally prepared financial statements for the fiscal month immediately preceding the date of such dividend, accompanied by a certificate of BlueLinx’s chief financial officer as to BlueLinx’s compliance with the terms of this Section 9.11(e) together with such supporting documentation therefor as Agent may reasonably request, and (v) as of the Amendment No. 2 Effective Date, BlueLinx has not declared or paid any dividends pursuant to this Section 9.11(e) during the 2010 fiscal year of BlueLinx; and
(f) in addition to any dividends permitted under Section 9.11(e), BlueLinx may pay dividends to Parent to repay any capital contribution consisting of a Mortgage Proceeds Investment so long as (i) Modified Adjusted Excess Availability after giving effect to any such repayment is equal to or greater than $120,000,000; (ii) both before and after giving effect to any such repayment, (A) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, BlueLinx’s Fixed Charge Coverage Ratio shall be not less than 1.20 to 1.0 and (B) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, BlueLinx’s Fixed Charge Coverage Ratio shall be not less than 1.10 to 1.0 (for purposes of this Section 9.11(f) only, the Fixed Charge Coverage Ratio shall be calculated by excluding the amount of any such repayment and by adjusting the interest component of the calculation to include any interest payments which would have been made by the Borrowers had the amount of Mortgage Proceeds Investment which is being repaid never been invested in BlueLinx); (iii) Administrative Borrower shall have provided Agent with at least ten (10) Business Days prior written notice of any such repayment; (iv) no Default or Event of Default shall have occurred and be continuing or would result from such repayment; and (v) prior to the making of any such repayment,

Agent shall have received BlueLinx’s unaudited internally prepared financial statements for the month immediately preceding the date of such prepayment, accompanied by a certificate of BlueLinx’s chief financial officer as to BlueLinx’s compliance with the terms of this Section 9.11(f) together with such supporting documentation therefor as Agent may reasonably request.”
2.4    Financial Covenants. Section 9.17(a) of the Loan Agreement is hereby replaced with the following:
“(a)    Fixed Charge Coverage Ratio. For which Agent has received financial statements of BlueLinx and its Subsidiaries, maintain, for the most recently ended period of twelve (12) consecutive fiscal months, on a consolidated basis, (i) so long as any Obligations arising in connection with the Tranche A Loans remain outstanding, a Fixed Charge Coverage Ratio of not less than 1.20 to 1.0, and (b) at all times after the Obligations arising in connection with the Tranche A Loans have been paid in full in immediately available funds, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0.”
2.5    Mortgage Refinancing and Additional Investments. Section 9 of the Loan Agreement is hereby amended by adding a new Section 9.23 immediately after Section 9.22 of the Loan Agreement as follows:
“9.23    Mortgage Refinancing and Additional Investments.
(a) Borrowers shall deliver to Agent evidence, in form and substance satisfactory to Agent, that (i) on or before May 1, 2016, Parent has refinanced, extended or replaced the Indebtedness under the Mortgage Loan Agreement (the “Mortgage Refinancing”), such that the maturity date of such Indebtedness does not occur earlier than July 15, 2017, and (ii) on or before May 1, 2016, not less than $35,000,000, of net cash proceeds from the Mortgage Refinancing and any Additional Investments have been invested in, or received by, Borrowers.
(b) The net proceeds (if any) of the Mortgage Refinancing and the net cash proceeds of any Additional Investment, in each case, received in satisfaction of Section 9.23(a) will be used to repay the then outstanding Obligations arising with respect to the Tranche A Loans so long as on and after giving effect to such payment or prepayment (i) Excess Availability shall be not less than $50,000,000, and (ii), no Event of Default shall exist or have occurred and be continuing. Any remaining proceeds received in satisfaction of Section9.23(a) will be used to repay the then outstanding Obligations arising with respect to the Revolving Loans. If the conditions set forth in the immediately preceding clause (i) and (ii) are not satisfied, then such net proceeds will be used to repay the then outstanding Obligations arising with respect to the Revolving Loans.”
2.6    Amendments and Waivers. Section 11.3(a)(i) of the Loan Agreement is hereby amended by replacing the period at the end of subclause (G) with a semicolon and the word “or” and adding a subclause (H) as follows:

“(H) amend, modify or waive any provision of Section 9.23 hereof or waive an Event of Default arising from a breach of Section 9.23 hereof.”
2.7    Minimum Amount of Assignments. The first sentence of Section 13.6(a) of the Loan Agreement is hereby amended by replacing the reference to “$10,000,000” in clause (ii) with “$5,000,000”.
Section 3.    Amendments to Schedules.
3.1    Schedule 9.14 of the Loan Agreement (Fiscal Year, Fiscal Quarter and Fiscal Month Ending Dates) is hereby replaced with the Schedule 9.14 attached as Exhibit A to this Amendment No. 10.
3.2    Schedule 1.124 of the Loan Agreement (Revolving Loan Commitments) is hereby replaced with the Schedule 1.124 attached as Exhibit B to this Amendment No. 10.
Section 4.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:
4.1    This Amendment No. 10 has been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which are a party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers or Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
4.2    All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 10, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
4.3    After giving effect to the provisions of this Amendment No. 10, no Default or Event of Default exists or has occurred and is continuing.
Section 5.    Conditions Precedent. Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment No. 10 and the agreement of Agent to the modifications and amendments set forth in this Amendment No. 10:

5.1    Agent shall have received an executed copy of an original or executed original counterparts of this Amendment No. 10 by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by each Borrower and Guarantor; and
5.2    each Borrower and Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment No. 10, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance satisfactory to Agent in its good faith determination;
5.3    Agent shall have received approvals of all Lenders required to consent to the amendments to the Loan Agreement and the other Financing Agreements, set forth in this Amendment No. 10;
5.4    Agent shall have received projections of the monthly balance sheets, income statements, statements of cash flows and availability of the BlueLinx and its Subsidiaries for the period through the fiscal year ending December 31, 2016, with assumptions and otherwise in form and substance reasonably satisfactory to Agent;
5.5    as of the date hereof, Excess Availability shall be not less than $60,000,000;
5.6    Agent shall have received, in form and substance satisfactory to Agent, a Borrowing Base Certificate consistent with Agent’s customary procedures and practices so as to obtain current results as of the date hereof;
5.7    Agent shall have received payment, or shall be authorized to charge the Borrowers' Loan Account for payment, of all fees set forth in any fee letter between Agent and Borrowers with respect to the transactions contemplated by this Amendment No. 10;
5.8    all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by this Amendment No. 10, shall be true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and
5.9    after giving effect to the amendment contemplated by this Amendment No. 10, no Default or Event of Default shall exist or have occurred and be continuing.
Section 6.    Effect of this Amendment No. 10. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 10 or with respect to the subject matter of this Amendment No. 10. To the extent of conflict between the terms of this Amendment No. 10 and the other Financing Agreements, the terms of this Amendment No. 10 shall control. The Loan Agreement and this Amendment No. 10 shall be read and construed as one agreement.
Section 7.    Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes set forth in this Amendment No. 10.
Section 8.    Governing Law. The validity, interpretation and enforcement of this Amendment No. 10 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
Section 9.    Binding Effect. This Amendment No. 10 shall be binding upon and inure to the benefit of Borrowers, Guarantors, Agent and Lenders and their respective successors and assigns.
Section 10.    Waiver, Modification, Etc. No provision or term of this Amendment No. 10 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
Section 11.    Entire Agreement. This Amendment No. 10 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
Section 12.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 10.
Section 13.    Counterparts. This Amendment No. 10 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 10 by telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 10. Any party delivering an executed counterpart of this Amendment No. 10 by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 10.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 10 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS
BLUELINX CORPORATION By: /s/ Susan C. O’Farrell Name: Susan C. O’Farrell Title: SVP, CFO and Treasurer
BLUELINX FLORIDA LP By: BlueLinx Florida Holding No. 2 Inc., its General Partner By: /s/ Susan C. O’Farrell Name: : Susan C. O’Farrell Title: Treasurer

GUARANTORS
BLUELINX FLORIDA HOLDING NO. 1 INC. By: /s/ Susan C. O’Farrell Name: : Susan C. O’Farrell Title: Treasurer
BLUELINX FLORIDA HOLDING NO. 2 INC. By: /s/ Susan C. O’Farrell Name: : Susan C. O’Farrell Title: Treasurer

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AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Revolving Loan Lender and Tranche A Loan Lender By: /s/ Thomas A Martin Name: Thomas A. Martin Title: Vice President

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BANK OF AMERICA, N.A., as
Joint Lead Arranger, Bookrunner and a Documentation Agent and as a Revolving Loan Lender and a Tranche A Loan Lender
By:   /s/ Douglas Cowan
Name:      Douglas Cowan
Title:   Senior Vice President

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JPMORGAN CHASE BANK, N.A., as a Documentation Agent and as a Revolving Loan Lender By: /s/ Eric A. Anderson Name: Eric A. Anderson Title: Authorized Officer

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REGIONS BANK, as Syndication Agent and as a Joint Bookrunner and as a Revolving Loan Lender By: /s/ Kathy Myers Name: Kathy Myers Title: Vice President

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TD BANK, N.A., as a Revolving Loan Lender By: /s/ Jang Kim Name: Jang Kim Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Revolving Loan Lender By: /s/ Heath J. Hayes Name: Heath J. Hayes Title: Assistant Vice President